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                                  Exhibit 32.2

                             CALAIS RESOURCES, INC.

                Certification pursuant to 18 U.S.C. Section 1350
                          Principal Financial Officer

      To my knowledge: the quarterly report on Form 10-QSB for the period ended August 31, 2004, containing financial statements for the period then ended, fully complies with the requirements of Section 13(a) of the Securities Act of 1934; and the information contained in the Form 10-QSB fairly presents, in all material respects, the financial condition and results of operations of Calais Resources, Inc. for the periods presented.

October 14, 2004

/s/ Matthew C. Witt
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Matthew C. Witt, Chief Financial Officer